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                SUPPLEMENTAL RETIREMENT INCOME PLAN
                   FOR GREAT DANE TRAILERS, INC.


     The Supplemental Retirement Income Plan for Great Dane Trailers, Inc. (the "Plan") is adopted effective January 1, 1994. The Plan is established and maintained by GREAT DANE TRAILERS, INC. ("Great Dane") solely for the purpose of providing benefits in excess of the limitations on benefits imposed by Section 415 of the Internal Revenue Code or the limitations on compensation imposed by
Section 401(a)(17) of the Internal Revenue Code for certain of its officers who participate in the Retirement Plan for Great Dane Trailers, Inc. and for certain officers of Great Dane Holdings, Inc. who participate in the Retirement Plan for Checker Motors, L.P.

     Accordingly, Great Dane hereby adopts the Plan pursuant to the terms and provisions set forth below:


                             ARTICLE I
                            DEFINITIONS

     Wherever used herein the following terms shall have the meanings hereinafter set forth:

     1.1 "Beneficiary" means the individual or individuals designated by a Participant as such under the Qualified Plan or the Checker Motors Plan, as applicable.

     1.2  "Board" means the Board of Directors of Great Dane.

     1.3 "Checker Motors Plan" means the Checker Motors Pension Plan established by Checker Motors, L.P., and each predecessor, successor or replacement employees' retirement plan.

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     1.4  "Checker Plan Beneficiary Benefit" means the aggregate benefit payable to the Surviving Spouse or a Beneficiary of a Participant pursuant to the Checker Motors Plan and all annuities purchased for the Participant under the Checker Motors Plan (whether or not terminated) in the event of the death of the Participant at any time.

     1.5 "Checker Plan Retirement Benefit" means the aggregate benefit payable to a Participant pursuant to the Checker Motors Plan and all annuities purchased for the Participant under the Checker Motors Plan (whether or not terminated) by reason of his termination of employment with Great Dane or Great Dane Holdings for any reason other than death.

     1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

     1.7 "Great Dane" means Great Dane Trailers, Inc., a Georgia corporation, or, to the extent provided in Section 7.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with Great Dane Trailers, Inc. or a transfer or sale of substantially all of the assets of Great Dane Trailers, Inc.

     1.8 "Great Dane Holdings" means Great Dane Holdings, Inc., a Florida corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with Great Dane Holdings, Inc. or a transfer or sale of substantially all of the assets of Great Dane Holdings, Inc..

     1.9 "Participant" means an individual (a) to whom or with respect to whom a benefit is payable under the Plan, (b) who


                                       2.

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receives compensation from Great Dane or Great Dane Holdings in excess of
$150,000 for any calendar year beginning after January 1, 1994 and (c) who is either (i) an officer of Great Dane and a participant in the Qualified Plan, or
(ii) an officer of Great Dane Holdings and a participant in the Checker Motors Plan.

     1.10 "Plan" means this Supplemental Retirement Income Plan for Great Dane Trailers, Inc.

     1.11 "Qualified Plan" means the Retirement Plan for Great Dane Trailers, Inc., identified as Company Plan Number 005, and each predecessor, successor or replacement employees' retirement plan.

     1.12 "Qualified Plan Beneficiary Benefit" means the aggregate benefit payable to the Surviving Spouse or a Beneficiary of a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) in the event of the death of the Participant at any time.

     1.13 "Qualified Plan Retirement Benefit" means the aggregate benefit payable to a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) by reason of his termination of employment with Great Dane or Great Dane Holdings for any reason other than death.

     1.14 "Retirement Date" means the Retirement Date selected by a Participant pursuant to the terms of the Qualified Plan or the Checker Motors Plan, as applicable.


                                       3.

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     1.15. "Supplemental Beneficiary Benefit" means the benefit payable to a
Surviving Spouse or a Beneficiary pursuant to the Plan.


     1.16 "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to the Plan by reason of his termination of employment with Great Dane or Great Dane Holdings for any reason other than death.

     1.17 "Surviving Spouse" means a person who is married to a Participant at the date of his death and for a least one year prior thereto.


                            ARTICLE II
                            ELIGIBILITY

     An officer of Great Dane who is eligible to receive a Qualified Plan Retirement Benefit, or an officer of Great Dane Holdings who is eligible to receive a Checker Plan Retirement Benefit, the amount of either of which is reduced by reason of the application of the limitations on benefits imposed by Code Section 415 or the limitations on compensation imposed by Code Section 401(a)(17), both as in effect on the effective date of the Plan, and who receives compensation from Great Dane or Great Dane Holdings in excess of $150,000 for any calendar year beginning after January 1, 1994, shall be eligible to receive a Supplemental Retirement Benefit. Either a Surviving Spouse or a Beneficiary eligible to receive a benefit under the Qualified Plan or the Checker Plan, as applicable, shall be eligible to receive a Supplemental Beneficiary Benefit.


                                       4.

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                            ARTICLE III
                  SUPPLEMENTAL RETIREMENT BENEFIT

     3.1. AMOUNT. The Supplemental Retirement Benefit payable to an eligible Participant in the form of a straight life annuity over the lifetime of the Participant only, commencing on his Retirement Date (taking into account any adjustment under the terms of the Qualified Plan for early or late retirement, as applicable), shall be a monthly amount equal to the difference between (a) and (b) below:

          (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan if:
     (i) such Benefit were computed with regard to the limitations on benefits imposed by application of Code Section 415 and the limitations on compensation imposed by application of Code Section 401(a)(17) as those Sections were in effect on December 31, 1993 (the "Limitation Amounts"), adjusted annually as described below, and (ii) such Benefit were computed with regard to the total years of employment of the Participant with Great Dane after January 1, 1994 PLUS years in which the Participant was a participant in the Checker Motors Plan after January 1, 1994;
     LESS

          (b) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan if:
     (i) such Benefit were computed with regard to the limitations on benefits imposed


                                       5.

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     by application of Code Section 415 and the limitations on compensation imposed by application of Code Section 401(a)(17) as those Sections were in effect after January 1, 1994, and (ii) such Benefit were computed with regard to the total years of employment of the Participant with Great Dane after January 1, 1994 PLUS years in which the Participant was a participant in the Checker Motors Plan after January 1, 1994.

     The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with Great Dane and/or Great Dane Holdings in the form of a straight life annuity payable over the lifetime of the Participant only commencing on his Retirement Date (taking into account any adjustment under the terms of the Qualified Plan for early or late retirement, as applicable). The Limitation Amounts shall be annually adjusted by a percentage equal to the higher of the percentage adjustment made by the Secretary of the Treasury under either Code Section 402(g)(5) or Code Section 415(d)(1)(A) (such adjustments published by the Internal Revenue Service annually in January).

     3.2. FORM AND TIME OF COMMENCEMENT OF BENEFIT. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form in which the Qualified Plan Retirement Benefit is payable to the Participant, and shall commence on the same date as payment of the Qualified Plan Retirement Benefit or Checker Plan Retirement Benefit, as applicable, to the Participant commences. The Participant's election under the


                                       6.

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Qualified Plan (with the valid consent of his Surviving Spouse where required under such Plan) with respect to the form of payment of his Qualified Plan Retirement Benefit shall also be applicable to the payment of his Supplemental Retirement Benefit. If a Participant is not covered by the Qualified Plan, the Participant shall elect one of the forms of benefit offered under the Qualified Plan (with the valid consent of his Surviving Spouse where required under the Qualified Plan) as of the date of commencement as the form of payment for his Supplemental Retirement Benefit.

     3.3. ACTUARIAL EQUIVALENT. A Supplemental Retirement Benefit which is payable in any form other than a straight life annuity over the lifetime of the Participant shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit on the date for commencement of payment hereunder.



                            ARTICLE IV
                 SUPPLEMENTAL BENEFICIARY BENEFIT

     4.1. AMOUNT. If a Participant dies under circumstances in which a Qualified Plan Beneficiary Benefit or a Checker Plan Beneficiary Benefit is payable to his Surviving Spouse or a Beneficiary, then a Supplemental Beneficiary Benefit is payable to his Surviving Spouse or Beneficiary, as the case may be, as


                                       7.

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hereinafter provided.  The monthly amount of the Supplemental Beneficiary
Benefit payable to a Surviving Spouse or Beneficiary shall be equal to the difference between (a) and (b) below:

          (a) the monthly amount of Qualified Plan Beneficiary Benefit to which the Surviving Spouse or Beneficiary would have been entitled under the Qualified Plan if: (i) such Benefit were computed by giving effect to the limitations on benefits imposed by application of Code Section 415 and the limitations on compensation imposed by application of Code Section 401(a)(17) as those Sections were in effect on December 31, 1993, adjusted annually as described in Section 3.1 above, and (ii) such Benefit were computed with regard to the total years of employment of the Participant with Great Dane after January 1, 1994 PLUS years in which the Participant was a participant in the Checker Motors Plan after January 1, 1994;
     LESS

          (b) the monthly amount of Qualified Plan Beneficiary Benefit to which the Surviving Spouse or Beneficiary would have been entitled under the Qualified Plan if: (i) such Benefit were computed by giving effect to the limitations on benefits imposed by application of Code Section 415 and the limitations on compensation imposed by application of Code Section 401(a)(17) as those Sections were in effect after January 1, 1994, and (ii) such Benefit were computed with regard to the total years of employment of the Participant with Great Dane after January 1, 1994 PLUS


                                       8.

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     years in which the Participant was a participant in the Checker Motors Plan after January 1, 1994.

     4.2. FORM AND COMMENCEMENT OF BENEFIT. A Supplemental Beneficiary Benefit shall be payable in the same form as the Qualified Plan Beneficiary Benefit payable under the Qualified Plan, commencing on the date for commencement of payment of the Qualified Plan Beneficiary Benefit or Checker Plan Beneficiary Benefit, as applicable, to the Surviving Spouse or Beneficiary and terminating on the date of the last payment of the Qualified Plan Beneficiary Benefit or Checker Plan Beneficiary Benefit, as applicable, made before the Surviving Spouse's or Beneficiary's death.


                             ARTICLE V
                    ADMINISTRATION OF THE PLAN

     5.1. ADMINISTRATION BY GREAT DANE. Great Dane shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

     5.2. GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of Great Dane, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. Great Dane shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Great Dane with respect to the Plan.


                                       9.

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                            ARTICLE VI
                     AMENDMENT OR TERMINATION

     6.1. AMENDMENT OR TERMINATION. Great Dane intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of Great Dane, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

     6.2. EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse or Beneficiary of all or any portion of any Supplemental Retirement Benefit or Supplemental Beneficiary Benefit payment which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.


                            ARTICLE VII
                        GENERAL PROVISIONS

     7.1. FUNDING. The Plan at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of Great Dane for payment of any benefits hereunder. No Participant, Surviving Spouse, Beneficiary or any other person shall have any interest in any particular assets of Great Dane by reason of the right to receive a benefit under the Plan, and any such Participant, Surviving Spouse, Beneficiary or other person shall have only


                                       10.

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the rights of a general unsecured creditor of Great Dane with respect to any rights under the Plan.

     7.2. GENERAL CONDITIONS. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Beneficiary Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Beneficiary Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Beneficiary Benefit, or any other benefit payable under the Qualified Plan or the Checker Motors Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan or the Checker Motors Plan, as applicable, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan or the Checker Motors Plan.

     7.3. NO GUARANTY OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by Great Dane or any other entity or person that the assets of Great Dane will be sufficient to pay any benefit hereunder.

     7.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant or Surviving Spouse or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of Great Dane.

     7.5. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a benefit under, the Plan shall


                                       11.

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be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     7.6. APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of Georgia.

     7.7. SMALL BENEFITS. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Beneficiary Benefit is equal to or less than $3,500, Great Dane may pay the actuarial value of such Benefit to the Participant or the Participant's Surviving Spouse or Beneficiary, as applicable, in a single lump sum in lieu of any further benefit payments hereunder.

     7.8. INCAPACITY OF RECIPIENT. If any person entitled to a benefit payment under the Plan is deemed by Great Dane to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Great Dane may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Great Dane and the Plan therefor.


                                       12.

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     7.9. CORPORATE SUCCESSORS.  The Plan shall not be automatically terminated by a transfer or sale of assets of Great Dane or by the merger or consolidation of Great Dane into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 6.2.

     7.10. UNCLAIMED BENEFIT. Each Participant shall keep Great Dane informed of his current address and the current address of his spouse. Great Dane shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Great Dane within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever is earlier, Great Dane is unable to locate any Surviving Spouse or Beneficiary of the Participant, then Great Dane shall have no further obligation to pay any benefit hereunder to such Participant or to such Participant's Surviving Spouse or Beneficiary or to any other person, and such benefit shall be irrevocably forfeited.


                                       13.

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     7.11. LIMITATIONS ON LIABILITY.  Notwithstanding any of the preceding provisions of the Plan, neither Great Dane nor any individual acting as an employee or agent of Great Dane shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     7.12 GENDER; NUMBER. Words in the masculine gender shall include the feminine gender as appropriate, and the singular shall include the plural, and vice versa, unless qualified by the context.

     7.13 CAPTIONS AND HEADINGS. Any headings used herein are included for convenience of reference only and are not to be construed so as to alter the terms hereof.

     IN WITNESS WHEREOF, the undersigned duly elected and authorized officers of Great Dane have hereunto set their hands and affixed its seal as of the ____ day of ______________, 1994, at the direction of the Board of Directors of Great Dane.


                              GREAT DANE TRAILERS, INC.

                              By:_______________________________
                                                       President
          [SEAL]
                              Attest:___________________________
                                                       Secretary

Signed, sealed and delivered
in the presence of:

____________________________
Witness

____________________________
Notary Public



                                       14.